Exhibit 11.1

ExpressPoint Technology Services, Inc.
Unaudited Statement Regarding Computation of Pro Forma Per Share Earnings
For the years ended  December 31, 1995 and the six month  periods ended June 30,
1995 and 1996
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                                                                                                 Six Month Periods Ended
                                                                         December 31,                      June 30
                                                                         ------------         ---------------------------------
                                                                             1995                  1995                  1996
Pro forma net income per share, primary:
    Shares used in computing pro forma
    net income per share, primary:
      Weighted average shares outstanding                                 2,454,544             2,454,544              2,454,544
        Incremental shares attributable to:
          Dilutive stock options                                            941,073               941,073                941,073
          Dilutive warrants                                                 181,638               181,638                181,638
          Convertible subordinated debt                                     129,705               129,705                129,705
                                                                         ----------            ----------             ----------
      Total weighted average shares                                       3,706,960             3,706,960              3,706,960
    Pro forma net income                                                 $1,129,200            $  166,321             $1,124,565
                                                                         ==========            ==========             ==========
    Pro forma net income per share, primary                              $     0.30            $     0.04             $     0.30
                                                                         ==========            ==========             ==========
Pro forma net income per share, assuming full
dilution:
    Shares used in computing pro forma net
    income per share, assuming full dilution:
      Weighted average shares outstanding                                 2,454,544             2,454,544              2,454,544
        Incremental shares attributable to:
          Dilutive stock options                                            941,073               941,073                941,073
          Dilutive warrants                                                 181,638               181,638                181,638
          Convertible subordinated debt                                     129,705               129,705                129,705
                                                                         ----------            ----------             ----------
      Total weighted average shares                                       3,706,960             3,706,960              3,706,960
    Pro forma net income                                                 $1,129,200            $  166,321             $1,124,565
                                                                         ==========            ==========             ==========
    Pro forma net income per share, assuming full dilution               $      .30            $      .04             $      .30
                                                                         ==========            ==========             ==========

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